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                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Global Pharmaceutical Corporation ("Global") in the Prospectus constituting a part of Global's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

Dated: October 29, 1999

                                                            /s/ Charles Hsiao
                                                            --------------------
                                                            Charles Hsiao Ph.D.